POWER OF ATTORNEY

      The undersigned hereby constitute and appoint Elizabeth A. Bachman, Marie E. Connolly, Richard W. Ingram, Mark A. Karpe, and John E. Pelletier, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of each Fund enumerated on Exhibit A hereto (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                                                       October 21, 1996
Joseph S. DiMartino

                                                       October 21, 1996
David P. Feldman

                                                       October 21, 1996
John M. Fraser, Jr.

                                                       October 21, 1996
Robert R. Glauber

                                                       October 21, 1996
James F. Henry

                                                       October 21, 1996
Rosalind Gersten Jacobs

                                                       October 21, 1996
Irving Kristol

                                                       October 21, 1996
Paul A. Marks

                                                       October 21, 1996
Martin Peretz

                                                       October 21, 1996
Bert W. Wasserman